UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2016

FIRST BANCORP.

(Exact Name of Registrant as Specified in its Charter)

001-14793

(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon

San Juan, Puerto Rico 00908-0146

(Address of Principal Executive Offices) (Zip Code)

(787) 729 8200

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02 (e) Compensatory Arrangements of Certain Officers

Effective March 16, 2016, the independent members of the Board of Directors of First BanCorp. (the “Corporation”) determined to increase the salary amounts paid to its named executive officers (“NEOs”) for fiscal year 2016 by adjusting the base salary in cash and by adjusting the base salary component paid in the Corporation’s common stock, par value $0.10 per share (“Salary Stock”). The shares to be issued in connection with the Salary Stock are to be issued to the executive officers on a biweekly basis consistent with the Corporation’s pay cycle and the practice since 2013.

The base salary amounts in cash and Common Stock to be paid to the NEOs for fiscal year 2016, as compared to 2015 amounts, are as indicated in the table below.

Named Executive Officer	Year	Base Salary paid in Cash	Base Salary Paid in Common Stock	Total Base Salary
Aurelio Alemán	2016	$959,000	$959,000	$1,918,000
President and Chief Executive Officer	2015	$880,000	$880,000	$1,760,000

Orlando Berges	2016	$600,000	$340,000	$940,000
Executive Vice President and Chief Financial Officer	2015	$600,000	$320,000	$920,000

Calixto García-Vélez	2016	$550,000	$275,000	$825,000
Executive Vice President and Florida Region Executive	2015	$550,000	$230,000	$780,000

Donald Kafka	2016	$550,000	$250,000	$800,000
Executive Vice President and Chief Operating Officer	2015	$550,000	$0	$550,000

Lawrence Odell	2016	$550,000	$120,000	$670,000
Executive Vice President, General Counsel and Secretary of the Board of Directors	2015	$550,000	$120,000	$670,000

Additionally, effective March 16, 2016, the independent members of the Board of Directors of the Corporation approved grants of restricted stock to the NEOs. The actions taken were consistent with the requirements of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury (the “Treasury”) in June 2009 (the “TARP Interim Final Rule”). The TARP Interim Final Rule imposes certain restrictions on compensation paid by the Corporation to its “senior executive officers” and certain other employees as a participant in the TARP Capital Purchase Program (“CPP”).

In light of the CPP-related restrictions, the Corporation’s incentive program for NEOs is solely in the form of restricted stock, thereby aligning our executives’ compensation with the Corporation’s long-term profitability. Consistent with the requirements of the CPP, the restricted stock issued will have a two year vesting period. Notwithstanding the terms of the restricted stock, given the additional CPP-related restrictions on transferability of the shares which could result in the forfeiture of certain of the shares awarded, the number of shares to be transferred to the NEO will not be known until the Treasury has sold all of its investment in the Corporation. However, if

Treasury were to sell its holdings in the Corporation’s stock at its current trading price, 50% of the restricted stock awards issued to the NEOs while under TARP, including the awards of restricted stock reported herein, would be forfeited given these CPP-related restrictions on transferability.

Each NEO was granted the following restricted stock awards:

Named Executive Officer	Number of Shares of Restricted Stock Awarded	Value of Restricted Stock Awarded (a)
Aurelio Alemán, President and Chief Executive Officer	336,491	$958,999
Orlando Berges, Executive Vice President and Chief Financial Officer	161,403	$459,999
Calixto García-Vélez, Executive Vice President	136,842	$390,000
Donald Kafka, Executive Vice President and Chief Operating Officer	105,263	$300,000
Lawrence Odell, Executive Vice President, General Counsel and Secretary of the Board	105,263	$300,000

a)	Fair market value of the stock awarded was determined using the closing price of the Corporation’s Common Stock on March 16, 2016 ($2.85), the grant date of the award.

Safe Harbor for Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by such sections. Forward-looking statements, include, for example, the Corporation’s estimate that 50% of the restricted stock awards issued to the NEOs will be forfeited. The forward-looking statements in this Form 8-K are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward-looking statements, the Corporation assumes no obligation to publicly update, amend or clarify its forward-looking statements, whether as a result of new information, future events or otherwise, except as may otherwise be required by the federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2016	FIRST BANCORP

	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	Executive Vice President and General Counsel